                                                                     EXHIBIT 2.1


                                    AMENDED
                               PLAN OF CONVERSION
                                      FOR
                             WORONOCO SAVINGS BANK


1.   INTRODUCTION.

     This Amended Plan of Conversion (the "Plan") provides for the conversion of Woronoco Savings Bank (the "Bank") from a state-chartered mutual to a state-chartered capital stock institution. The Board of Trustees has carefully considered the alternatives available to the Bank with respect to its corporate structure and has determined that a mutual to stock conversion as described in this Plan is in the best interests of the Bank, its depositors and the communities served by the Bank. The Board of Trustees believes that the decline in mutuality is placing mutual savings associations, such as the Bank, at a disadvantage to the increasing base of stock thrift and commercial Bank institutions. The restructuring of the Bank into the capital stock form of organization will enable the Bank to expand the Bank's franchise, compete more effectively with commercial Banks and other financial institutions for new business opportunities, and as a stock institution, to increase its equity capital base and access the capital markets when needed. The business purposes of the Conversion are to provide the Bank with equity capital which will enable it to increase its reserves and net worth to support future lending and operational growth and branching activities and to increase its ability to render services to the communities it serves.

     The Board of Trustees of the Bank currently contemplates that all of the stock of the Bank shall be held by a business corporation (the "Holding Company") organized under the laws of the State of Delaware and that the Holding Company will issue and sell its capital stock pursuant to this Plan. The use of the Holding Company, if so utilized, would provide greater organizational and operating flexibility. Shares of capital stock of the Bank will be sold to the Holding Company and the Holding Company will offer the Conversion Stock upon the terms and conditions set forth herein in a Subscription Offering to the Eligible Account Holders, Supplemental Eligible Account Holders and any Tax-Qualified Employee Stock Benefit Plan established by the Bank or Holding Company, in the respective priorities set forth in this Plan. Any shares of Conversion Stock not subscribed for by the foregoing classes of persons will be offered for sale to certain members of the public either directly by the Bank or the Holding Company through a Direct Community Offering or a Syndicated Community Offering or through an underwritten firm commitment public offering or through a combination thereof. In the event that the Bank decides not to utilize the Holding Company in conversion, Conversion Stock of the Bank, in lieu of the Holding Company, will be sold as set forth above and in the respective priorities set forth in this Plan. In addition to the foregoing, the Bank and the Holding Company intend to provide employment or severance agreements to certain management employees and certain other benefits to the Trustees, officers and employees of the Bank as described in the Prospectus for the Conversion Stock.

     In furtherance of the Bank's commitment to its community, this Plan provides for the establishment of a charitable foundation as part of the Conversion. The charitable foundation is intended to complement the Bank's existing community reinvestment activities in a manner that will allow the Bank's local community to share in the growth and profitability of the Holding Company and the Bank over the long term. Consistent with the Bank's goal, the Holding Company intends to donate to the charitable foundation immediately following the Conversion a number of shares of its authorized but unissued Common Stock in an amount up to 8% of the common stock issued in the Conversion.

     For these reasons, the Board of Trustees, on August 26, 1998, unanimously adopted this Plan to convert the Bank from a mutual form of organization to a stock form of organization.

     The deposit accounts of the Bank's depositors will not be affected by the Conversion provided for in this Plan. Each deposit account holder in the converted Bank, prior to conversion, shall receive, without payment, a withdrawable account or accounts in the converted Bank equal in withdrawable amount to the withdrawable value of such account holder's account or accounts in the Bank prior to conversion. All deposit accounts in the Bank following the Conversion will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC") and the Depositors Insurance Fund of the Mutual Savings Central Fund (the "DIF") to the maximum amount permitted by law. The stock to be issued in the Conversion, however, will not be insured by the FDIC, the DIF or any other insurer. The Bank, as chartered in the stock form following the Conversion, will succeed to all of the presently existing rights, interests, duties and obligations of the Bank to the extent provided by law, including, but not limited to, all of its rights to and interests in its assets and properties, both real and personal.

     This Plan, which has been adopted by the Bank's Board of Trustees by a unanimous vote, must also be approved by the affirmative vote of two-thirds of the Corporators present and voting at a special meeting of the Corporators called to consider the Plan and, if required by the FDIC, upon a determination that a majority of Corporators are "independent," as determined by the FDIC, then by the affirmative vote of a majority of all independent Corporators of the Bank. Prior to the submission of this Plan to the Corporators for their consideration, the Plan must be approved by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner") and reviewed without objection by the FDIC.

2.   DEFINITIONS.

     As used in this Plan, the following terms have the meanings indicated below:

     Acting in Concert.  The term "Acting in Concert" means: (a) knowing
     -----------------
participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (b) a combination or pooling of voting or other interest in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or
(c) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with any other Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan or with its director or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the director and stock held by the plan will be aggregated. The Holding Company and the Bank may presume that certain Persons are acting in concert based upon, among other things, joint account relationships and the fact that such Persons have filed joint Schedules 13D with the SEC with respect to other companies. When Persons act together for such a common purpose, their group is deemed to have acquired their stock.

     Actual Purchase Price.  The term "Actual Purchase Price" means the per
     ---------------------
share price at which the Conversion Stock is ultimately sold in accordance with the terms hereof.

     Affiliate.  An Affiliate of, or a person "affiliated" with, a specified
     ---------
person, is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

     Aggregate Purchase Price.  The term "Aggregate Purchase Price" means the
     ------------------------
total sum paid for all Shares of Conversion Stock.

     Associate.  The term "Associate," when used to indicate a relationship with
     ---------
any person, means (a) any corporation or organization (other than the Holding Company, the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity except that (i) for the purposes of Sections 5 and 6 hereof, the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; and
(ii) for purposes of aggregating total shares that may be held by Officers and Trustees the term

"Associate" does not include any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan; and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director, trustee or officer of the Holding Company, the Bank, or any of its parents or subsidiaries.

     Bank.  The term "Bank" means the Woronoco Savings Bank.
     ----

     Bank Personnel.  The term "Bank Personnel" means trustees, officers and
     --------------
employees of the Bank.

     Broker-Dealer.  The term "Broker-Dealer" means any person who engages
     -------------
either for all or part of such person's time, directly or indirectly, as agent, broker or principal, in the business of offering, buying, selling or otherwise dealing or trading in securities issued by another person.

     Commissioner.  The term "Commissioner" means Commissioner of the
     ------------
Massachusetts Division of Banks.

     Conversion.  The term "Conversion" means the change in the form of the Bank
     ----------
from the mutual form to the capital stock form by the adoption of an amendment to the Charter of the Bank to authorize the issuance of capital stock in accordance with the regulations of the Commissioner and to otherwise conform to the requirements of a Massachusetts stock savings bank and the issuance of the capital stock of the Bank in accordance with this Plan.

     Conversion Regulations.  The term "Conversion Regulations" means Title 209,
     ----------------------
Chapter 33.00, Subpart A of the Code of Massachusetts Regulations and the applicable regulations of the Federal Deposit Insurance Corporation, but only to the extent such regulations do not conflict with Title 209, Chapter 33.00, Subpart A of the Code of Massachusetts Regulations.

     Conversion Stock or Shares.  The terms "Conversion Stock" or "Shares" mean
     --------------------------
the common stock initially issued by the Bank or Holding Company in connection with the Conversion.

     Corporators.  The term "Corporators" means the corporators of the Bank as
     -----------
determined by the mutual Bylaws of the Bank.

     Direct Community Offering.  The term "Direct Community Offering" means the
     -------------------------
offering of Conversion Stock to the Local Community with preference given to natural persons residing in the Local Community.

     Eligible Account Holder.  The term "Eligible Account Holder" means any
     -----------------------
person holding a Qualifying Deposit in the Bank as of the Eligibility Record
Date.

     Eligibility Record Date.  The term "Eligibility Record Date" means July 31,
     -----------------------
1997, the record date set by the Bank for determining Eligible Account Holders.

     Estimated Price Range.  The term "Estimated Price Range" means the range of
     ---------------------
minimum and maximum aggregate values determined by the Board of Trustees of the Bank within which the aggregate amount of Common Stock sold in the Conversion will fall. The Estimated Price Range will be within the estimated pro forma market value of the Conversion Stock as determined by the Independent Appraiser prior to the Subscription Offering and as it may be amended from time to time thereafter.

     FDIC.  The term "FDIC" means the Federal Deposit Insurance Corporation.
     ----

     Foundation.    The term "Foundation" means a charitable foundation that
     ----------
will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code, the establishment and funding of which is contemplated by
Section 3A herein.

     Holding Company.  The term "Holding Company" means the Delaware corporation
     ---------------
formed for the purpose of acquiring all of the shares of capital stock of the Bank to be issued upon its conversion to stock form unless the Holding Company form of organization is not utilized. Shares of common stock of the Holding Company will be issued in the Conversion in a Subscription, Direct Community, Syndicated Community, or underwritten firm commitment public offering, or through a combination thereof.

     Independent Appraiser.  The term "Independent Appraiser" means the firm
     ---------------------
employed by the Bank to prepare an appraisal of the pro forma market value of the Bank which will be used as the basis for determining the price of the Conversion Stock.

     Local Community.  The term "Local Community" means all counties in which
     ---------------
the Bank has its home office or a branch office.

     Officer.  The term "Officer" means the chairman of the board, chief
     -------
executive officer, president, any officer of the level of vice president or above, clerk, and the treasurer of the Bank.

     Order Form.  The term "Order Form" means any form together with attached
     ----------
cover letter, sent by the Bank to any Participant or Person containing among other things a description of the alternatives available to such Person under the Plan and by which any such Person may make elections regarding subscriptions for Conversion Stock in the Subscription and Community Offerings.

     Person.  The term "Person" means an individual, a corporation, a
     ------
partnership, an association, a joint-stock company, a trust (including Individual Retirement Accounts ("IRA") and KEOGH Accounts), any unincorporated organization or similar association, a government or political subdivision or a group acting in concert, and the Tax-Qualified Employee Stock Benefit Plan.

     Plan.  The term "Plan" means this Plan of Conversion as adopted by the
     ----
Board of Trustees of the Bank and approved by the Commissioner.

     Prospectus.  The term "Prospectus" means the offering circular or
     ----------
prospectus by which the Common Stock of the Holding Company is being offered.

     Purchase Price.  The term "Purchase Price" means the price of the
     --------------
Conversion Stock, as offered in the Conversion.

     Qualifying Deposit.  The term "Qualifying Deposit" means the balance of a
     ------------------
deposit account of any type offered by the Bank (including, but not limited to, savings accounts, NOW account deposits, certificates of deposit, demand deposits, money market deposits and deposits made pursuant to IRA/Keogh Plans) of $50 or more in the Bank at the close of business as of the Eligibility Record Date or the Supplemental Eligibility Record Date, whichever may be the case. Deposit accounts with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

     SEC.  The term "SEC" means the Securities and Exchange Commission.
     ---

     Special Meeting.  The term "Special Meeting" means the meeting of the
     ---------------
Corporators, and any adjournments thereof, called for the specific purpose of submitting the Plan to such Corporators for vote and approval.

     Subscription Offering.  The term "Subscription Offering" means the offering
     ---------------------
of shares of capital stock, through nontransferable Subscription Rights issued to Eligible Account Holders, Supplemental Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan and Trustees, Officers and Employees.

     Supplemental Eligible Account Holder. The term "Supplemental Eligible
     ------------------------------------
Account Holder" means any person (other than an Eligible Account Holder) holding a Qualifying Deposit in the Bank as of the Supplemental Eligibility Record Date except officers, trustees, corporators and their associates.

     Supplemental Eligibility Record Date.  The term "Supplemental Eligibility
     ------------------------------------
Record Date" means June 30, 1998, the record date set by the Bank for determining Supplemental Eligible Account Holders of the Bank.

     Syndicated Community Offering.  The term "Syndicated Offering" means the
     -----------------------------
offering of Conversion Stock not subscribed for in the Subscription Offering, if any, to certain members of the general public and/or through a syndicate of registered broker-dealers.

     Tax-Qualified Employee Stock Benefit Plan.  The term "Tax-Qualified
     -----------------------------------------
Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Bank, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with any related trust, meets the requirements to be "qualified" under section 401 of the Internal Revenue Code of 1986, as amended.

     Trustee.  The term "Trustee" refers to the trustees of the Bank.
     -------

3.   PROCEDURE FOR CONVERSION.

     After adoption of the Plan by the Board of Trustees of the Bank, the Plan will be submitted, together with all other requisite material in an application for conversion (the "Application"), to the Commissioner for approval and to the FDIC with all other requisite material for non-objection. The Bank must also apply to the Internal Revenue Service for a tax ruling or receive an opinion from counsel which provides that the Conversion would not result in a taxable reorganization of the Bank under the Internal Revenue Code of 1986, as amended, and with respect to the federal tax consequences of the conversion.

     Following a determination by the Commissioner that the Application is complete, the Bank will publish a public announcement of its application to convert in newspapers having general circulation in each community in which an office of the Bank is located, or in such other locations as may be satisfactory to the Commissioner. Three such announcements shall be published, the first being as close to the date of the determination of the completion of the application as may be practical, the second during the next week, and the final notice during the third week. Such notice shall also be posted in each office of the Bank for at least 21 days.

     The Commissioner will review the Bank's Application. If the Commissioner finds the Conversion is fair to depositors, the Bank's deposits will be adequately insured, that other Banks will not be adversely affected and the public's access to credit within the Bank's community will not be adversely affected, he shall approve the Plan.

     Notice to all Corporators of the Special Meeting must be in a form previously approved by the Commissioner and include other requisite material and must be given not less than seven days prior to the date of the meeting. After approval of the Conversion by the Commissioner, the adoption of the Plan and the establishment of the Foundation will be submitted to the Corporators at the Special Meeting called to consider each such matter. The Plan must be approved by two-thirds of the Corporators present and voting at the meeting. The establishment of the Foundation must be approved by two-thirds of the Corporators present and voting at the meeting, unless a lesser amount is permitted by the Commissioner and the FDIC. If the establishment of the Foundation is not approved as provided herein, the Bank may proceed with the consummation of the Conversion without the Foundation subject to applicable regulatory approval.

     If the Corporators approve the Plan, and the Commissioner authorizes the sale of Conversion Stock pursuant to this Plan, Conversion Stock will be sold as provided herein. The Conversion Stock to be issued pursuant to this Plan will be offered in a Subscription Offering to Eligible Account Holders, Supplemental Eligible Account Holders and any Tax-Qualified Employee Stock Benefit Plan and as set forth in Section 5 of this Plan after such Corporator approval or, if permitted by the Commissioner, after approval of the Application for Conversion provided that any such offer and sale shall be conducted upon approval of the Plan by Corporators at the Special Meeting. If feasible, any Conversion Stock remaining after such purchases will then be offered to the general public through a Direct Community Offering as provided in Section 6 of this Plan. The sale of all Conversion Stock ordered in the Subscription Offering may be consummated simultaneously on the date the Direct Community Offering is completed, or, if there is no Direct Community Offering, as soon as practicable following expiration of the Subscription Offering.

     The Board of Trustees of the Bank intends to take all necessary steps to form the Holding Company, including the filing of any necessary applications to the appropriate regulatory authorities which will govern the activities of the Holding Company. The Bank will be a wholly-owned subsidiary of the Holding Company unless the Holding Company is not utilized in the Conversion.

     If the Holding Company is utilized, upon Conversion the Bank will issue its capital stock to the Holding Company, and the Holding Company will issue and sell the Conversion Stock in accordance with this Plan. The Holding Company will make timely applications for any requisite regulatory approvals, including an application to register as a bank or savings and loan holding company, and the filing of a Registration Statement to register the sale of the Conversion Stock with the SEC.

     The Board of Trustees of the Bank also intends to take all necessary steps to establish the charitable foundation and to fund such charitable foundation in the manner set forth in Section 3A hereof, subject to the approval of Corporators.

     Upon the issuance of the Conversion Stock, the Holding Company will purchase from the Bank all of the capital stock of the Bank to be issued by the Bank in the Conversion in exchange for the Conversion proceeds that are not permitted to be retained by the Holding Company. The Bank believes that the Conversion proceeds will greatly enhance the Bank's ability, among other things,
(i) to expand its franchise through increased lending, (ii) to diversify products offered to customers and (iii) to establish new branch locations.

     The Board of Trustees of the Bank may determine for any reason at any time prior to the issuance of the Conversion Stock not to utilize a holding company form of organization in the Conversion. If the Board of Trustees of the Bank determines not to complete the Conversion utilizing a holding company form of organization, the capital stock of the Bank will be issued and sold in accordance with the Plan. In such case, the Holding Company's Registration Statement will be withdrawn from the SEC, the Bank will take steps necessary to complete the conversion from the mutual to the stock form of organization, including filing any necessary documents with the Commissioner, the DIF and the FDIC and will issue and sell the Conversion Stock in accordance with this Plan. In such event, any subscriptions or orders received for Conversion Stock of the Holding Company shall be deemed to be subscriptions or orders for Conversion Stock of the Bank, and the Bank shall take such steps as permitted or required by the FDIC, the Commissioner, the DIF and the SEC.

     The Conversion Stock will not be insured by the FDIC, the DIF or any other federal or state government agency or authority. The Bank shall not loan funds or otherwise extend credit to any Person to purchase shares of the Conversion Stock.

3A.  ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION

     As part of the Conversion, the Holding Company and the Bank intend to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code ( the "Foundation") and to donate to the Foundation from authorized, but unissued, shares of Common Stock of the Holding Company in an amount up to 8% of the number of shares of Common Stock sold in the Conversion. The Foundation is being formed in connection with the Conversion in order to complement the Bank's existing community reinvestment activities and to share with the Bank's local community a part of the Bank's financial success as a locally headquartered, community minded, financial services institution. The funding of the Foundation with Common Stock of the Holding Company accomplishes this goal as it enables the community to share in the growth and profitability of the Holding Company and the Bank over the long-term.

     The Foundation will be dedicated to the promotion of charitable purposes including community development, grants or donations to support housing assistance, not-for-profit community groups and other types of organizations or civic minded projects. The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5% of the average fair value of Foundation assets each year. In order to serve the purposes for which it was formed and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

     The board of directors of the Foundation will be comprised of individuals who are officers and/or trustees of the Bank. The board of directors of the Foundation will be responsible for establishing the polices of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation.

     The establishment and funding of the Foundation as part of the Conversion is subject to the approval of the Commissioner and, if applicable, the FDIC and the DIF. The establishment and funding of the Foundation as part of the Conversion is also subject to the approval of the Corporators by the affirmative vote of two-thirds of the Corporators present and voting at the Special Meeting, unless a lesser amount is permitted by the Commissioner and the FDIC. In the event the Corporators approve this Plan, but not the Foundation, the Bank may determine to complete the Conversion without the establishment of the Foundation and may do so without amending this Plan or obtaining any further vote of the Corporators. Failure of the Corporators to approve the Foundation may materially affect the pro forma market value of the Bank. In such an event, the Bank may establish a new Estimated Price Range and commence a resolicitation of subscribers.

4.   NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

     The total number of shares of Conversion Stock which will be issued in connection with the Conversion will be determined by the Board of Trustees of the Bank or the Board of Directors of the Holding Company, if the holding company form of organization is utilized, immediately prior to the commencement of the Subscription Offering; provided, that the Board of Trustees or the Board of Directors may elect to increase or decrease the number of shares of Conversion Stock to be offered in the Subscription and Direct Community Offering depending upon market and financial conditions, with the approval of the Commissioner and FDIC and DIF, if necessary. In particular, the total number of shares may be increased by up to 15% of the number of shares offered in the Subscription and Direct Community Offering if the Estimated Price Range is increased subsequent to the commencement of the Subscription and Direct Community Offering to reflect changes in market and financial conditions and the Actual Purchase Price in the aggregate is not more than 15% above the maximum of the Estimated Price Range.

     An Independent Appraiser shall be employed by the Bank to provide it with an independent valuation of the estimated pro forma market value of the Conversion Stock to be issued in the Conversion as required by the Conversion Regulations. The Trustees of the Bank shall thoroughly review and analyze the methodology and fairness of the independent appraisal. The valuation will be made by a written report to the Bank, contain the factors upon which the valuation was made and conform to procedures adopted by the Commissioner and the FDIC. The valuation shall contain an estimated range of aggregate prices for the Conversion Stock, which range shall reflect the anticipated pro forma market value of the Conversion Stock to be issued in the Conversion. The maximum price shall be no more than 15% above the estimated pro forma market value, and the minimum price shall be no more than 15% below the estimated pro forma market value. The number of shares of Conversion Stock to be issued and the purchase price per share may be increased or decreased by the Bank. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required, provided that up to a 15% increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Any such resolicitation shall be effected in such manner and within such time as the Bank shall establish, with the approval of the Commissioner and FDIC and DIF, if required. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Holding Company will not be deemed to be material so as to require a solicitation of subscriptions.

     All Shares to be sold in the Conversion shall be sold at a uniform price per share. The Independent Appraiser shall evaluate the pro forma market value of the Conversion Stock to be issued in the Conversion, which value shall be included in the Prospectus (as described in Section 8 of this Plan) filed with the Commissioner. The Independent Appraiser shall also present at the close of the Subscription Offering a valuation of the pro forma market value of the Conversion Stock to be issued in the Conversion. The Aggregate Purchase Price of the Conversion Stock to be sold by the Bank shall be adjusted to reflect any required changes in the pro forma market value of the Bank. If, as a result of such adjustment, the aggregate Purchase Price is not within the Estimated Price Range, the Bank shall obtain an amendment to the Commissioner's approval. If appropriate, the Commissioner will condition his approval by requiring a resolicitation of subscribers.

     The price per share for each share of Conversion Stock when multiplied by the number of shares of Conversion Stock, shall be equivalent to the pro forma market value of the Conversion Stock to be issued in the Conversion in accordance with the valuation furnished by the Independent Appraiser.

5. SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS, SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS AND TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN

     A.   CATEGORY NO. 1: ELIGIBLE ACCOUNT HOLDERS

     (a) Each Eligible Account Holder shall receive, as first priority and without payment, non-transferable Subscription Rights to purchase shares of Conversion Stock in the amount equal to the greater of: $200,000 worth of Conversion Stock offered in the Conversion, but which may be increased to 5.0% of the Conversion Stock offered or decreased to 0.10% of the Conversion Stock offered; one-tenth of one percent of the total offering of shares; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of capital stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder, and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders.

     (b) In the event that subscriptions for Conversion Stock are received from Eligible Account Holders upon exercise of Subscription Rights pursuant to paragraph (a) in excess of the number of Shares available for subscription, the Conversion Stock available for purchase will be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of Shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 Shares or the number of Shares subscribed for by such Eligible Account Holder. Any Shares remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion which the amount of each Eligible Account Holder's Qualifying Deposit bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated on the same principle (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied until all available Shares have been allocated or all subscriptions are satisfied.

     (c) Nontransferable subscription rights held by Eligible Account Holders who are also Trustees, Corporators or Officers of the Bank and their Associates, will be subordinated to those of other Eligible Account Holders to the extent they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

     B.   CATEGORY NO. 2:  SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS

     (a) Each Supplemental Eligible Account Holder shall receive, as second priority and without payment, nontransferable Subscription Rights to purchase shares of Conversion Stock equal to the amount equal to the greater of $200,000 worth of Conversion Stock offered in the Conversion, but which may be increased to 5.0% of the Conversion Stock offered or decreased to 0.10% of the Conversion Stock offered; one-tenth of one percent of the total offering of shares; or fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of capital stock to be issued by a fraction of which the numerator is the amount of the Qualifying Deposit of the Eligible Account Holder, and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders.

     (b) In the event that subscriptions for Conversion Stock are received from Supplemental Eligible Account Holders upon exercise of Subscription Rights pursuant to paragraph (a) in excess of the number of Shares available for subscription, the Conversion Stock available for purchase will be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of Shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 Shares or the number of Shares subscribed for by such Supplemental Eligible Account Holder. Any Shares remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proposition which the amount of each Supplemental Eligible Account Holder's Qualified Deposit bears to the total of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied.
If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available Shares have been allocated or all subscriptions satisfied.

     (c) Subscription rights received pursuant to Section 5B shall be subordinated to all rights received by Eligible Account Holders to purchase Conversion Stock.

     (d)  Subscription rights received by an Eligible Account Holder pursuant to
Section 5A shall be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder pursuant to this
Section 5B.

     C.   CATEGORY NO. 3:  TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN

     The Tax-Qualified Employee Stock Benefit Plan shall receive, without payment, as a third priority, after the satisfaction of the subscriptions of Eligible Account Holders and Supplemental Eligible Account Holders, non-transferable Subscription Rights to purchase up to

8% of the shares of Conversion Stock issued in the Conversion. If, after the satisfaction of subscriptions of Eligible Account Holders and Supplemental Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions by such plan, the subscription by such plan shall be filled to the maximum extent possible. If all the Conversion Stock offered in the Subscription Offering are purchased by Eligible Account Holders and Supplemental Eligible Account Holders, then the Tax-Qualified Employee Stock Benefit Plan may purchase shares in the open market following consummation of the Conversion or directly from the Holding Company through authorized but unissued shares. A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Trustee, Director or Officer of the Holding Company or the Bank. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements.

     D.   CATEGORY NO. 4:  DIRECTORS, TRUSTEES, OFFICERS AND EMPLOYEES

     Directors, Trustees, Corporators, Officers and employees of the Holding Company and the Bank shall be entitled to purchase up to 30% of the total offering of shares of capital stock, but only to the extent that shares are available after satisfying the subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plan. The shares shall be allocated among Directors, Trustees, Corporators, Officers and employees on an equitable basis such as by giving weight to the period of service, compensation and position of the individual, subject to the 5% limitation on the amount of shares which may be purchased by any Person, together with any Associate or group of persons Acting in Concert. However, Directors, Trustees, Corporators and Officers of the Bank and the Holding Company shall not be deemed to be Associates or Persons Acting in Concert solely as a result of their board membership, status or employment.

6.   DIRECT COMMUNITY OFFERING.

     Conversion Stock which remains unsubscribed after the exercise of Subscription Rights pursuant to the Subscription Offering pursuant to Section 5 shall be offered for sale to the general public through a Direct Community Offering, with preference given to natural persons residing in the Bank's Local Community. The Direct Community Offering, if any, may commence simultaneously with the Subscription Offering, subject to approval of the Commissioner, or may commence during or after the commencement of the Subscription Offering, as the Board so determines. The right to subscribe for shares of Conversion Stock in the Direct Community Offering is subject to the right of the Bank and Holding Company to accept or reject such subscriptions in whole or in part. Stock being sold in the Direct Community Offering will be offered and sold in a manner that will achieve the widest distribution of the Conversion Stock. Purchases by Persons and their Associates in this phase of the offering are limited to $200,000 of

Conversion Stock issued in the Conversion, or a percentage of the total offering not to exceed 5% of the total offering of shares. In making the Direct Community Offering, the Bank will give preference to natural persons residing in the Local Community. Orders accepted in the Direct Community Offering shall be filled up to a maximum of 2% of the total offering and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled.

     If any Conversion Stock remains unsold after the close of the Subscription and Direct Community Offerings, the Bank may use the services of broker-dealers to sell such unsold shares in a Syndicated Community Offering.

7.   LIMITATIONS ON PURCHASES.

     In addition to the maximum amount of Conversion Stock that may be subscribed for as set forth in Sections 5A and 5B, the following limitations shall apply to all purchases of shares of Conversion Stock:

     (a) The maximum number of shares of Conversion Stock which may be subscribed for or purchased in all categories in the Conversion by any Person, together with any Associate or group or persons Acting in Concert, shall not exceed 1% of the Conversion Stock sold (the "Maximum Overall Purchase Limitation"), except for Tax-Qualified Employee Stock Benefit Plans which may subscribe for up to 8% of the Conversion Stock issued and except for certain Eligible Account Holders and Supplemental Eligible Account Holders which may subscribe for or purchase shares in accordance with Sections 5A and 5B herein, respectively; provide, however, that Trustees, Directors and Officers of the Bank and the Holding Company shall not be deemed to be Associates or Persons Acting In Concert solely as a result of their board membership or employment. THIS MAXIMUM OVERALL PURCHASE LIMITATION MAY BE INCREASED CONSISTENT WITH THE CONVERSION REGULATIONS IN THE SOLE DISCRETION OF THE HOLDING COMPANY AND THE BANK SUBJECT TO ANY REQUIRED REGULATORY APPROVAL.

     (b) A minimum of 25 Shares must be purchased by each person purchasing Conversion Stock to the extent Shares are available, provided, however, that such minimum number of Shares will be reduced if the price per Share times such minimum number of Shares exceeds $500.

     (c) The maximum number of Shares which may be purchased, in their individual capacity, in the Subscription and Direct Community Offering in the Conversion by Trustees, Directors, Corporators and Officers, and their associates, of the Bank and the Holding Company, in the aggregate shall not exceed thirty percent (30%) of the total number of Shares. Each

Director, Trustee, Corporator and Officer will be subject to the same purchase limitations as other Eligible Account Holders and Supplemental Eligible Account Holders.

8.   MANNER OF EXERCISING RIGHTS; ORDER FORMS.

     (a) Promptly after the Commissioner has declared the Prospectus referred to in paragraph (b) of this Section 8 effective, Order Forms approved by the Commissioner for the exercise of the Subscription Rights provided for in this Plan will be sent to all Eligible Account Holders, Supplemental Eligible Account Holders and the Tax-Qualified Employee Benefit Plan at their last known address appearing in the records of the Bank.

     (b) Each Order Form will be preceded or accompanied by a Prospectus which must be approved by the Commissioner. Such Prospectus shall describe the Bank, the Holding Company and the Conversion Stock being offered and will contain all the information required by the Commissioner and all applicable laws and regulations as necessary to enable the recipients of the Order Forms to make informed investment decisions regarding the purchase of Conversion Stock. The Bank may, in lieu of mailing a Prospectus to each Eligible Account Holder and Supplemental Eligible Account Holder, mail a notice and information statement to each such person with a request form to be returned to the Bank by a reasonable date certain to request Subscription or Direct Community Offering materials.

     (c) The Order Forms will contain or will be accompanied by, among other things, the following:

     (i) An explanation of the rights and privileges granted under this Plan to each class of persons granted Subscription Rights pursuant to Section 5 of this Plan with respect to the purchase of Conversion Stock;

     (ii) A specified time by which Order Forms must be received by the Bank for purposes of exercising the Subscription Rights of Eligible Account Holders and Supplemental Eligible Account Holders under this Plan, as provided in
Section 10 of this Plan;

     (iii) A statement that the Aggregate Purchase Price at which the Conversion Stock will ultimately be purchased in the Conversion has not been determined as of the date of mailing of the Order Form, but that such price will be within the range of prices which will be stated in the Order Form;

     (iv) The amount which must be returned with the Order Form to subscribe for Conversion Stock. Such amount will be equal to the Purchase Price multiplied by the number of Shares subscribed for in accordance with the terms of this Plan;

     (v) Instructions concerning how to indicate on such Order Form the extent to which the recipient elects to exercise Subscription Rights under this Plan, the name or names in which the Shares subscribed for are to be registered, the address to which certificates representing such Shares are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

     (vi) Specifically designated blank spaces for dating and signing the Order Form;

     (vii) An acknowledgment that the recipient of the Order Form has received, prior to signing the Order Form, the Prospectus referred to in paragraph (b) of this Section 8;

     (viii) A statement that the Subscription Rights provided for in this Plan are nontransferable, will be void after the specified time referred to in paragraph (c)(ii) above and can be exercised only by delivery of the Order Form, properly completed and executed, to the Bank, together with the full required payment (in the manner specified in Section 9 of this Plan) for the number of Shares subscribed for prior to such specified time;

     (ix) Provision for certification to be executed by the recipient of the Order Form to the effect that, as to any Shares which the recipient elects to purchase, such recipient is purchasing such Shares for his own account only and has no present agreement or understanding regarding any subsequent sale or transfer of such Shares; and

     (x) A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank.

     Notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

9.   PAYMENT FOR CONVERSION STOCK.

     (a) Full payment for all Shares subscribed for must be received by the Bank, together with properly completed and executed order forms therefor, prior to the expiration time, which will be specified on the Order Forms, unless such date is extended by the Bank; provided, however, that if the Tax-Qualified Employee Stock Benefit Plan subscribes for Conversion Stock during the Subscription Offering, such plan will not be required to pay for shares at the time they subscribe but may pay for such shares of Conversion Stock subscribed for by such plan at the Actual Purchase Price upon consummation of the Conversion, provided that there is in force from time of its subscription until the consummation of the Conversion, a loan commitment to lend to the Tax-Qualified Employee Stock Benefit Plan, at such time, the aggregated purchase price of the shares for which it subscribed.

     (b) If it is determined that the Aggregate Purchase Price should be greater than the amount stated in the Order Forms, upon compliance with such requirements as may be imposed by the Commissioner (which may include resolicitation of votes for approval of this Plan by Corporators) each Person who subscribed for Shares will be permitted to withdraw their Subscription and have their payment for Shares returned to them in whole or in part, with interest, or to make payment to the Bank of the additional amount necessary to pay for the Shares subscribed for by him at the Actual Purchase Price in the manner and within the time prescribed by the Bank.

     (c) If the Aggregate Purchase Price is outside the range of prices established by the Independent Appraiser referred to in Section 4 of this Plan and set forth in the Prospectus referred to in Section 8 of this Plan, the Bank will apply for an amendment to the Commissioner's approval of this Plan and comply with such requirements as the Commissioner may then establish.

     (d) Payment for Shares ordered for purchase by Eligible Account Holders and Supplemental Eligible Account Holders will be permitted to be made in any of the following manners:

     (i)    In cash, if delivered in person;

     (ii) By check, bank draft or money order, provided that checks will only be accepted subject to collection;

     (iii) By appropriate authorization of withdrawal the subscriber's deposit account at the Bank. The Order Forms will contain appropriate means by which authorization of such withdrawals may be made. For purposes of determining the withdrawable balance of such accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to the accounts from which the withdrawals have been deemed to have been made will be paid by the Bank on the amounts deemed to have been withdrawn until the date on which the Conversion is consummated, at which date the authorized withdrawal will actually be made. Such withdrawals may be made upon receipt of Order Forms authorizing such withdrawals, but interest will be paid by the Bank on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the sales of Conversion Stock pursuant to exercise of Subscription Rights are actually consummated. Interest will be paid by the Bank at not less than the rate per annum being paid by the Bank on its passbook accounts at the time the Subscription Offering commences, on payments for Conversion Stock received in the Subscription Offering in cash or by check or negotiable order of withdrawal from the date payment is received until consummation or termination of the Conversion. The Bank shall be entitled to invest all amounts paid for subscriptions in the Subscription Offering for its own account until completion or termination of the Conversion.

     (iv) Wire transfers as payment for Shares ordered for purchase will not be permitted or accepted as proper payment.

     (e) Orders for Common Stock submitted by subscribers which aggregate $50,000 or more must be paid by official bank or certified check, a check issued by a NASD-registered broker-dealer or by withdrawal authorization from a deposit account of the Bank.

     (f) Payments for the purchase of Conversion Stock in the Subscription Offering will be permitted through authorization of withdrawals from certificate accounts at the Bank without early withdrawal penalties. If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Conversion, and the remaining balances will thereafter earn interest at the rate provided for in the certificates in the event of cancellation.

10. EXPIRATION OF PURCHASE RIGHTS; UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS; INSUFFICIENT PAYMENT.

     (a) All Subscription Rights provided for in this Plan, including, without limitation the Subscription Rights of all persons whose Order Forms are returned by the United States Post Office as undeliverable, will expire on a specified date as described in the Prospectus which shall be not less than twenty (20) days following the date on which Order Forms are first mailed to Eligible Account Holders, provided that the Bank shall have the power to extend such expiration time in its discretion.

     (b) In those cases in which the Bank is unable to locate particular persons granted Subscription Rights under this Plan, and cases in which Order Forms (1) are returned as undeliverable by the United States Post Office, (2) are not received back by the Bank or are received by the Bank after the expiration date specified thereon, (3) are defectively filled out or executed or
(4) are not accompanied by the full required payment for the Conversion Stock subscribed for (including cases in which deposit accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment), the Subscription Rights of the person to whom such rights have been granted will lapse as though such person failed to return the completed Order Form within the time period specified thereon.

     (c) The Bank may, but will not be obligated to, waive any irregularity on any Order Form or require the submission of corrected Order Forms or the remittance of full payment for

Shares subscribed for by such date as it may specify, and all interpretations by the Bank of terms and conditions of this Plan and of the Order Forms will be final.

11.  PERSONS IN NONQUALIFIED STATES OR IN FOREIGN COUNTRIES.

     Subject to the following sentence, the Holding Company will make reasonable efforts to comply with the securities laws of all states of the United States in which Eligible Account Holders and Supplemental Eligible Account Holders entitled to subscribe for Conversion Stock pursuant to this Plan reside. However, no such person will be offered any Subscription Rights or sold any Conversion Stock under this Plan who resides in a foreign country or who resides in a state of the United States with respect to which the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to such persons.

12.  VOTING RIGHTS AFTER CONVERSION.

     Following Conversion, voting rights with respect to the Bank will be held and exercised exclusively by the holders of the capital stock of the Bank; the Holding Company, if utilized, shall own all of the issued and outstanding stock of the Bank.


13.  ESTABLISHMENT OF A LIQUIDATION ACCOUNT.

     (a) The Liquidation Account shall be maintained by the Bank for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts at the Bank. The Bank will, at the time of Conversion, establish a "Liquidation Account" in an amount equal to the net worth of the Bank set forth in its latest statement of financial condition contained in its final Prospectus. The function of the Liquidation Account is to establish a priority on liquidation and, except as provided for in this Section 13, shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

     (b) The Liquidation Account shall be maintained by the Bank for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts at the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a separate inchoate interest in the Liquidation Account in relation to each deposit account making up a Qualifying Deposit. Such inchoate interests are referred to herein as "Subaccount Balances." For deposit accounts in existence on the Eligibility Record Date and the Supplemental Eligibility Record Date, separate Subaccount Balances shall be determined on the basis of the Qualifying Deposits in such deposit accounts on each such date.

     (c) Each initial Subaccount Balance in the Liquidation Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder shall be an amount determined by multiplying the amount in the Liquidation Account by a fraction the numerator of which is the amount of Qualifying Deposits in such deposit account on the Eligibility Record Date and/or Supplemental Eligibility Record Date and the denominator of which is the total amount of all Qualifying Deposits of Eligible Account Holders and Supplemental Account Holders on the corresponding record date. For deposit accounts in existence at both dates, separate Subaccounts shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such record dates.

     (d) Each initial Subaccount Balance in the Liquidation Account shall never be increased, but will be subject to downward adjustment as follows. If the balance in the deposit account to which a Subaccount Balance relates, at the close of business on any annual fiscal year closing date of the Bank subsequent to the corresponding record date, is less than either (a) the lesser of the deposit balance in such account at the close of business on any other annual fiscal year closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, or (b) the amount of the Qualifying Deposit as of the Eligibility Record Date or Supplemental Eligible Record Date, then the Subaccount Balance for such deposit account shall be adjusted by reducing such Subaccount Balance in an amount proportionate to the reduction in such account balance. In the event of such downward adjustment, the Subaccount Balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related deposit account. If any account is closed, its related Subaccount Balance shall be reduced to zero upon such closing.

     (e) In event of a complete liquidation of the converted Bank (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder shall receive from the Liquidation Account a liquidation distribution in the amount of the then current adjusted Subaccount Balances for deposit accounts then held, before any liquidation distribution may be made to any holders of the conversion stock of the converted Bank. No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions, in deposit accounts and other liabilities, which the converted Bank is not the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the Liquidation Account shall be assumed by the surviving institution.

14.  TRANSFER OF DEPOSIT ACCOUNT.

     Each deposit account in the Bank at the time of the Conversion will constitute, without payment or further action by the account holder, a withdrawable deposit account in the converted Bank equivalent in withdrawable amount to the withdrawable value, and subject to the same terms and conditions (except as to voting and liquidation rights) as such deposit account in the Bank at the time of the Conversion.

15. RESTRICTION ON TRANSFER OF CONVERSION STOCK OF OFFICERS, DIRECTORS, TRUSTEES AND CORPORATORS.

     (a) All Conversion Stock purchased by Officers, Directors, Trustees or Corporators either directly from the Bank (by subscription or otherwise) or from an underwriter of such Shares will be subject to the restriction that no such Shares shall be sold for a period of one year following the date of purchase of such Shares, except in the event of the death or substantial disability (as determined by the Commissioner) of the Officer, Director, Trustee or Corporator to whom such Shares were initially sold under the terms of this Plan or upon the written approval of the Commissioner.

     (b) With respect to all Conversion Stock subject to restriction on subsequent disposition pursuant to the above paragraph, each of the following provisions shall apply:

     (i) Each certificate representing such Shares shall bear the following legend prominently stamped on its face giving notice of such restriction on transfer:

     The shares represented by this certificate may not be sold by the registered holder hereof for a period of not less than one year from the date of issuance hereof, except in the event of the death of the registered holder or substantial disability (as determined by the Commissioner) of the Officer, Director, Trustee, or Corporator to whom such Shares were initially sold under the terms of this Plan or upon the written approval of the Commissioner.

     (ii) Instructions will be given to the transfer agent for the converted Bank or the Holding Company not to recognize or effect any transfer of any certificates representing such Shares, or any change of record ownership thereof in violation of such restriction on transfer;

     (iii) Any capital stock of the Holding Company issued in respect of a stock dividend, stock split or otherwise in respect of ownership of outstanding Shares subject to restrictions on transfer hereunder will be subject to the same restrictions as are applicable to the Conversion Stock in respect of which such Shares are issued.

16. RESTRICTION ON STOCK PURCHASES BY OFFICERS, DIRECTORS, TRUSTEES AND CORPORATORS OF THE CONVERTED BANK.

     For a period of three years following the Conversion, no Officer, Director, Trustee or Corporator of the converted Bank or any of their Associates shall, without the prior written approval of the Commissioner, purchase capital stock of the Bank or the Holding Company directly from the Bank or the Holding Company.

17.  AMENDMENT AND TERMINATION OF THE PLAN.

     This Plan may be substantively amended by the Board of Trustees of the Bank in its sole discretion as a result of comments from regulatory authorities or otherwise, at any time prior to the date material is sent to the Corporators in connection with the meeting called to consider this Plan, and at any time thereafter with the concurrence of the Commissioner and if necessary, the FDIC. This Conversion may be terminated by the Trustees of the Bank at any time prior to the Special Meeting called to consider this Plan and at any time thereafter with the concurrence of the Commissioner.

     By adoption of the Plan, the Corporators of the Bank authorize the Board of Trustees to amend or terminate the Plan under the circumstances set forth in this Section.

18.  TIME PERIOD FOR COMPLETION OF CONVERSION.

     The Conversion shall be completed within 24 months from the date this Plan is approved by the Board of Trustees of the Bank.

19.  EXPENSES OF CONVERSION.

     The Bank and Holding Company shall use its best efforts to assure that the expenses incurred in connection with the Conversion shall be reasonable.

20.  REGISTRATION UNDER SECURITIES EXCHANGE ACT OF 1934.

     The Holding Company shall register its Conversion Stock under the Massachusetts General Laws and the Securities Exchange Act of 1934, as amended, concurrently with or promptly following the Conversion, provided that either or both such registrations are required under applicable law.

21.  MARKET FOR CONVERSION STOCK.

     The Bank and Holding Company shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Conversion Stock and/or (ii) list or quote the shares on a national or regional securities exchange or on the Nasdaq Stock Market.

22.  CONVERSION STOCK NOT INSURED.

     The Conversion Stock will not be covered by deposit insurance.

23.  NO LOANS TO PURCHASE CAPITAL STOCK.

     The Bank shall not loan funds or otherwise extend credit to any Person to purchase Conversion Stock in connection with the Conversion.

24.  RESTRICTIONS ON ACQUISITION OF THE BANK OR BANK STOCK.

     Current Massachusetts regulations provide that for a period of three years following completion of the Conversion, no Person, or group of Persons Acting In Concert, shall directly, or indirectly, offer to acquire or actually acquire the beneficial ownership of more than 10% of any class of equity security of the Bank without prior written notice to the Bank and the prior approval of the Commissioner. However, approval is not required for purchases directly from the Bank or the underwriters or selling group acting on its behalf with a view towards public resale, or for purchases not exceeding one percent per annum of the shares outstanding, or for the acquisition of securities by one or more Tax-Qualified Employee Stock Benefit Plan of the Bank, provided that the plan or plans do not have beneficial ownership in the aggregate of more than 25% of any class of equity security of the Bank. Civil penalties may be imposed by the Commissioner for willful violation or assistance of any violation. Where any person directly or indirectly, acquires beneficial ownership of more than ten percent of any class of equity security of the Bank within such three-year period without the prior approval of the Commissioner, stock of the Bank beneficially owned by such person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote.

25.  STOCK CHARTER AND BYLAWS.

     As part of the Conversion, an amended Stock Charter and Bylaws will be adopted to authorize the Bank to operate as a Massachusetts-chartered stock savings bank. By approving the Plan, the Corporators of the Bank will thereby approve the amended Stock Charter and Bylaws of the Bank. Prior to completion of the Conversion, the proposed Stock Charter and Bylaws of the Bank may be amended in accordance with the provisions and limitations for amending the Plan under Section 17 herein. The effective date of the adoption of the Stock Charter and Bylaws of the Bank shall be the date of the issuance of the Conversion Stock, which shall be the date of consummation of the Conversion.

26.  COPY OF APPLICATION.

     The Bank shall maintain a copy of its Application for Conversion filed with the Commissioner in its main Banking office for public inspection until consummation of the conversion.

27.  CONDITIONS TO CONVERSION

     The conversion of the Bank pursuant to this Plan is expressly conditioned upon the following:

     (a) Prior receipt by the Bank of either rulings of the United States Internal Revenue Service and the Massachusetts taxing authorities, or opinions of counsel or independent auditors, substantially to the effect that the conversion will not result in any adverse federal or state tax consequences to Eligible Account Holders or to the Bank and the Holding Company before or after the Conversion;

     (b) The sale of all of the Conversion Stock offered in the Conversion pursuant to this Plan; and

     (c)  The completion of the Conversion within the time period specified in
Section 3 of this Plan.

28.  INTERPRETATION

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Trustees of the Bank shall be final, subject to the authority of the Commissioner and FDIC.

                                                                       EXHIBIT I

                                    CHARTER
                                      FOR
                             WORONOCO SAVINGS BANK

     SECTION 1. CORPORATE TITLE. The full corporate title of the Bank is "Woronoco Savings Bank."

     SECTION 2. OFFICE. The main office of the Bank shall be located in Westfield, in the County of Hampden, Commonwealth of Massachusetts, or such other location as the Board of Directors may lawfully designate, subject to the requirements of Chapter 167C, Section 2 of the Massachusetts General Laws.

     SECTION 3. POWERS. The Bank is a capital stock savings bank chartered under Chapter 168 of the Massachusetts General Laws and has and may exercise all the express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto.

     SECTION 4.  DURATION.  The duration of the Bank is perpetual.

     SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock which the Bank has authority to issue is eighteen million (18,000,000), of which sixteen million (16,000,000) shall be common stock, par value $1.00 per share, and two million (2,000,000) shall be serial preferred stock, par value $1.00 per share. The shares may be issued by the Bank from time to time as approved by its Board of Directors without the approval of its stockholders except as otherwise provided in this Section 5, or subject to applicable law. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the stated value per share and otherwise shall comply with all requirements set forth in Chapter 172,
Section 24 Subsection C of the Massachusetts General Laws. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Bank. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Bank or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the Board of Directors of the Bank, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Bank which is transferred to stated capital upon the issuance of the shares as a stock dividend shall be deemed to be the consideration for their issuance.

     A description of the different classes and series of the Bank's capital stock and a statement of the designations, and the relative rights, preferences and limitations of the shares of each class of and series of capital stock are as follows:

     A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

     Subject to Section 6 of this Charter in the event of any liquidation, dissolution or winding up of the Bank, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up the full preferential amounts which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate therewith in whole or in part, as to distribution of assets, shall be entitled after payment or provision for payment of all debts and liabilities of the Bank, to receive the remaining assets of the Bank available for distribution, in cash or in kind, in proportion to their holdings.

     Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     B. SERIAL PREFERRED STOCK. Subject to the approval of the provisions of any series of preferred stock by the Commissioner of Banks of the Commonwealth of Massachusetts (the "Commissioner"), if required by law, the Board of Directors of the Bank is authorized by resolution or resolutions from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of any of the following:

     (1) The distinctive serial designation and the number of shares constituting such series;

     (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

     (3)  The voting powers, full or limited, if any, of shares of such series;

     (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

     (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Bank;

     (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

     (7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Bank and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (8) The price or other consideration for which the shares of such series shall be issued; and

     (9) Whether the shares of such series which are converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Any such resolution shall become effective when the Bank files with the Secretary of State of the Commonwealth of Massachusetts a certificate of establishment of preferred stock, signed under the penalties of perjury of the president or any vice president and by the clerk, assistant clerk, secretary or assistant secretary of the Bank, setting forth a copy of the resolution of the Board of Directors.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Bank shall not be entitled to preemptive rights with respect to shares of the Bank which may be issued.

     SECTION 7. REPURCHASE OF SHARES. The Bank may from time to time, pursuant to authorization by the Board of Directors of the Bank and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Bank in such a manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Bank outstanding at the time of the purchase or acquisition in question or as are imposed by law or by regulation or order of the Commissioner.

     SECTION 8. LIQUIDATION ACCOUNT. The Bank shall establish and maintain a liquidation account for the benefit of its deposit account holders as of July 31, 1997 ("Eligible Account Holders") and its deposit account holders as of June 30, 1998 ("Supplemental Eligible Account Holders"). In the event of a complete liquidation of the Bank it shall comply with such rules and regulations of the Commissioner with respect to the amount and the priorities on liquidation of each of the Bank's Eligible Account Holder's and Supplemental Eligible Account Holder's inchoate interests in the liquidation account to the extent it is still existence; provided, however, that an Eligible Account Holder's and Supplemental Eligible Account Holder's inchoate interest in the liquidation account shall not entitle such Eligible Account Holder or Supplemental Eligible Account Holder to any voting rights at meetings of the Bank's stockholders.

     SECTION 9. CERTAIN PROVISIONS APPLICABLE FOR THREE YEARS. Notwithstanding anything contained in the Bank's charter or bylaws to the contrary, for a period of three years from the date of consummation of the conversion of the Bank from mutual to stock form, the following provisions shall apply.

     A. BENEFICIAL OWNERSHIP LIMITATION. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of the Bank without prior written notice to the Bank and the prior written approval of the Commissioner. This limitation shall not apply to a transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by an employee stock benefit plan.

     In the event shares are acquired in violation of this Section 9, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered "excess shares" and shall not be counted as shares entitled to vote, shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

     For purposes of this Section 8, the following definitions apply:

     (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Bank.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     SECTION 10. CERTAIN REQUIREMENTS FOR BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or this Charter, the vote of stockholders of the Bank required to approve any Business Combination (as defined below) shall be as set forth in this Section 10.

     A. None of the following Business Combinations shall be consummated without the affirmative vote of the holders of at least eighty percent (80%) of the shares entitled to vote thereon ("Voting Stock"):

          1. any merger or consolidation of the Bank with or into (a) any Interested Shareholder or (b) any other corporation or entity (whether or not itself an Interested Shareholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Shareholder;

          2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of assets of the Bank having an aggregate Fair Market Value of $100,000 or more;

          3. the issuance or transfer by the Bank (in one transaction or a series of transactions) of any securities of the Bank to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $100,000 or more, other than the issuance of securities upon the conversion of any class or series of stock or securities convertible into stock of the Bank which were not acquired by such Interested Shareholder or such Affiliate from the Bank;

          4. the adoption of any plan or proposal for the liquidation or dissolution of the Bank proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          5. any reclassification of securities (including any reverse stock split), or any recapitalization of the Bank, or any merger or consolidation of the Bank or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which in any such case (a) has the effect, directly or indirectly of increasing the proportionate share of the outstanding shares of any class or series of stock of the Bank which is directly or indirectly beneficially owned by any Interested Shareholder or any Affiliate of any Interested Shareholder or
(b) would have the effect of increasing such proportionate share upon conversion of any class or series of stock or securities convertible into stock of the Bank.

     B. The provisions of paragraph A hereof shall not be applicable to any Business Combination in respect of which the conditions specified in either of the following subparagraphs 1 and 2 are met. Any such Business Combination shall require the affirmative vote of only the holders of a majority of the Voting Stock.

          1. Such Business Combination shall have been approved by a majority of the Disinterested Directors, or

          2. All of the following conditions relating to minimum price and consideration for stock shall have been met:

          (a)  Common Stock. The aggregate amount of the cash and the Fair
               ------------
Market Value as of the "Consummation Date" of any consideration other than cash to be received by holders of the common stock of the Bank in such Business Combination shall be at least equal to the higher of the following:

               (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such common stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher; or

               (ii) the Fair Market Value per share of such common stock on the Announcement Date or the Determination Date, whichever is higher; or

          (b)  Other Stock.  The aggregate amount of the cash and the Fair
               -----------
Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock other than common stock shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b) shall be required to be met with respect to every class and series of such Voting Stock, whether or not the Interested Shareholder beneficially owns any shares of a particular class or series of such Voting Stock):

               (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class or series of Voting Stock beneficially owned by the Interested Shareholder which were acquired beneficially by such Interested Shareholder within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher;

               (ii) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Bank; or

               (iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement date or the determination Date, whichever is higher; and

          (c)  Form of Consideration.  The consideration to be received by
               ---------------------
holders of a particular class or series of outstanding Voting Stock shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Shareholder and, if the Interested Shareholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by the holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

          (d)  Prohibited Conduct.  After the Determination Date, and prior to
               ------------------
the Consummation Date:

               (i) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative), payable on any class or series having a preference over the common stock of the Bank as to dividends, or upon liquidation;

               (ii) there shall have been no reduction in the annual rate of dividends paid on the common stock of the Bank (except as necessary to reflect any division of the common stock) except as approved by a majority of the Disinterested Directors; and there shall have been an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate was approved by a majority of the Disinterested Directors;

               (iii) an Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Shareholder; and

               (iv) after an Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Bank, whether in anticipation of or in connection with such Business Combination or otherwise; and

          (e)  Informational Requirements.  A proxy or information statement
               ---------------------------
describing the proposed Business Combination and complying with the then current regulatory requirements shall be mailed to holders of Voting Stock at least 30 days prior to the shareholder vote on such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     C.   For the purpose of this Section 10:

          1. The term "Business Combination" shall mean any transaction that is referred to in any one or more subsections I through 5 of paragraph A hereof.

          2. A "person" shall mean any individual, firm, corporation or other entity.

          3. "Interested Shareholder" shall mean any person (other than the Bank) who or which:

               a. is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the combined voting power of the then outstanding shares of Voting Stock;

               b. is an Affiliate of the Bank and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the combined voting power of the then outstanding shares of Voting Stock; or

               c. is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          4.   A person shall be a "Beneficial Owner" of any Voting Stock:

               a. which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

               b.   which such person or any of its Affiliates or Associates has
(i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or-options, or otherwise, or (ii) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

               c. which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          5. For the purposes of determining whether a person is an Interested Shareholder pursuant subparagraph 3 of this paragraph C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subparagraph 4 of this paragraph C.

          6. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934.

          7. "Subsidiary" means any corporation more than fifty percent (50%) of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Bank or by a Subsidiary thereof or by the Bank and one or more Subsidiaries thereof; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph 3 of this paragraph C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Bank.

          8. "Disinterested Director" means any member of the Board of Directors of the Bank who is unaffiliated with, and not a nominee of, the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Shareholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

          9.   "Fair Market Value" means:

               a. in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, of a share of such stock. Such price shall be the higher of (1) the closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange nor in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

          10. In the event of any Business Combination in which the Bank survives, the phrase "any consideration other than cash" as used in subparagraph 2.a. of paragraph B hereof shall include the shares of common stock and/or the shares of any class or series of outstanding Voting Stock other than common stock of the Bank retained by the holders of such shares.

          11. "Announcement Date" means the date of first public announcement of the proposed Business Combination.

          12. "Consummation Date" means the date of consummation of a Business Combination.

          13. "Determination Date" means the date on which the Interested Shareholder became an Interested Shareholder.

     D. A majority of the Disinterested Directors of the Bank shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Section 10, including, without limitation, (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by a person, (iii) whether a person is an Affiliate or Associate of another person,
(iv) whether the requirements of paragraph B hereof have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Bank or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Section 10.

     E. Nothing contained in this Section 10 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

     F. This Section 10 may be amended only by the vote of holders of two-thirds of the Voting Stock, unless the amendment is approved by a majority of the Disinterested Directors, in which event it may be amended by the vote of holders of a majority of the Voting Stock.

     SECTION 11. STANDARDS FOR BOARD OF DIRECTORS EVALUATION OF OFFERS. The Board of Directors of the Bank, when evaluating any offer of another person (as defined in Section 10 hereof) to (i) make a tender or exchange offer for any equity security of the Bank, (ii) merge or consolidate the Bank with another institution, or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Bank, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Bank and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects of acceptance of such offer on (a) its depositors, borrowers and employees and on the communities in which the Bank operates or is located and
(b) the ability of the bank to fulfill the objectives of a Massachusetts-chartered co-operative bank under applicable statues and regulations.

     SECTION 12. DIRECTORS. The Bank shall be under the direction of a Board of Directors. The number of directors, as stated in the Bank's Bylaws, shall not be less than seven (7) or more than twenty-five (25).

     The Board of Directors or the stockholders may adopt, alter, amend or repeal the Bylaws of the Bank. Such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the directors then in office at a duly constituted meeting of the Board of Directors called expressly for such purpose. Such action by the stockholders shall require the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose.

     SECTION 13. AMENDMENT OF CHARTER. No amendment, addition, alteration, change or repeal of this Charter shall be made, unless such is first proposed by the Board of Directors of the Bank and thereafter approved by the stockholders by the affirmative vote of at least two-thirds of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of the Commonwealth of Massachusetts or on such other date as the Secretary of the Commonwealth may specify.

     SECTION 14. CUMULATIVE VOTING LIMITATION. Stockholders shall not be permitted to cumulate their votes for the election of directors.

     SECTION 15. CALL FOR SPECIAL MEETINGS. Special meeting of stockholders relating to changes in control of the Bank or amendments to its charter shall be called only by the Chairperson of the Board upon direction of a majority of the Board of Directors.

                                                                      EXHIBIT II

                                     BYLAWS
                                       OF
                             WORONOCO SAVINGS BANK

                                   ARTICLE I
                                  ORGANIZATION

     The name of this Bank shall be "Woronoco Savings Bank" (the "Bank"). Its main office shall be in Westfield, County of Hampden, Commonwealth of Massachusetts, or such other location as the Board of Directors may designate, subject to applicable law. The Bank shall conduct the business of a savings bank and shall have and may exercise all the powers, privileges and authority now or hereafter conferred by applicable law.

                                   ARTICLE II
                                  STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. The annual meeting of the stockholders for election of directors and other purposes shall be held in ____________________ _________________________ of each year at such time and place as shall be fixed by the Board of Directors. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Charter or by these Bylaws, may be specified by the Board of Directors. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, or there may be action by unanimous written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these Bylaws or otherwise all the force and effect of an annual meeting.

     SECTION 2. SPECIAL MEETINGS. Special meeting of the stockholders for any purpose or purposes may be called at any time only by the chairperson of the board or the president at the direction of a majority of the directors then in office unless otherwise provided by law.

     SECTION 3. NOTICE OF MEETINGS. A written notice of all regular and special meetings of stockholders shall state the place, date, hour and purposes of such meetings and a brief statement of the nature of the business to be acted upon at such meeting, and shall be given by the clerk or an assistant clerk (or other person authorized by these Bylaws or by law) by mailing notice thereof, at least seven days before the meeting, to each stockholder as of the record date for the meeting. Such notice shall be published in one or more newspapers in the city or town wherein the main office of the Bank is located. When any stockholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 4. QUORUM. The holders of a majority of all stock issued, outstanding, and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is not present, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to constitute less than a quorum.

     SECTION 5. VOTING AND PROXIES. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Bank, and no vote for a fractional share. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. No proxy shall be valid after the final adjournment of such meeting. Proxies shall be filed with the clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Bank receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden or proving invalidity shall rest on the challenger.

     SECTION 6. ACTION OF MEETING. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Charter or by these Bylaws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Charter or by these Bylaws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The Bank shall not directly or indirectly vote any share of its own stock, provided however, that no provision of these Bylaws shall be construed to limit the voting rights and powers relating to shares of stock held pursuant to a plan which is intended to be an "employee stock ownership plan" as defined in section 409A of the Internal Revenue Code, as now or hereafter in effect.

     SECTION 7. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than ten percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the board or the president.

     Unless otherwise prescribed by the Act or regulations of the Commissioner, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE III
                                   DIRECTORS

     SECTION 1. POWERS. The business and affairs of the Bank shall be managed by a Board of Directors who may exercise all the powers of the Bank except as otherwise provided by law, by the Charter or by these Bylaws.

     SECTION 2. COMPOSITION AND TERM. The Board of Directors shall be composed of: (i) those persons serving as trustees of the Bank immediately prior to the effective date of these Bylaws until the respective expiration dates of their terms and until their successors are elected and qualified; and (ii) as such terms expire, those persons who are elected as directors from time to time as provided herein. Three-fourths (3/4) of the directors shall be citizens of the Commonwealth of Massachusetts and resident therein. The directors shall be elected, in such manner as is provided herein, by their stockholders at their annual meeting or at a special meeting called for the purpose. The Board of Directors shall consist of not less than seven (7) nor more than twenty-five
(25) individuals, the exact number to be fixed from time to time by a two-thirds vote of the stockholders at an annual meeting or special meeting in lieu thereof, and until determined by the stockholders at the first annual meeting of the converted Bank shall consist of thirteen (13) individuals. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The appropriate class of directors shall be elected annually by the holders of the Bank's common and voting preferred stock, if any. Except as otherwise provided in these Bylaws, the members of each class shall be elected for a term of three years and until their successors are elected and qualified. A Director shall be eligible for reelection.

     Upon the election of Directors, the Clerk of the Bank shall send forthwith the names and addresses of all persons elected as Directors to the Commissioner of Banks of the Commonwealth of Massachusetts, and to the extent the same are made available by the Bank, the Clerk shall transmit to a person who has not theretofore held the office of Director a copy of the laws relating to savings banks.

     SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution. The Board of Directors shall meet at least once in each calendar month at a place or places fixed from time to time by the Board of Directors.

     SECTION 4. QUALIFICATION. Each director shall have such qualifications as are required by applicable law. Each director shall own, in his own right and free of any lien or encumbrance, common stock of the Bank or of a company owning seventy-five percent of the stock of the Bank, having a par value or a fair market value on the date the person became a director of not less than one thousand dollars. Any director who ceases to be the owner of the required number of shares of stock, or who becomes in any other manner disqualified, shall vacate his office forthwith. Each director, when appointed or elected, shall take an oath that he or she will faithfully perform the duties of his or her office and that he or she is the owner, in his or her own right and free from any lien or encumbrance, of the amount of stock required by this section. The oath shall be taken before a Notary Public or Justice of the Peace, who is not an officer of such Bank, and a record of the oath shall be made a part of the records of such Bank.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or the clerk, if requested in writing by at least three (3) directors. The persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors elected by such persons.

     SECTION 6. NOTICE. Notice of any special meeting shall be given to each director in person or by telephone or sent to his business or home address by telegram at least 24 hours in advance of the meeting or by written notice mailed to his business or home address at least five days in advance of such meeting. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the clerk of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 7.  QUORUM.   A majority of the number of directors then in office
shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. When any Board of Directors' meeting either regular or special is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by governing law, by the Charter or by these Bylaws.

     SECTION 9. ACTION BY CONSENT. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the main office of the Bank addressed to the chairperson of the board or the president. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the chairperson of the board or the president.

     SECTION 11. REMOVAL. Any director may be removed, but only for cause, at the special meeting of stockholders by the affirmative vote of at least two-thirds (2/3) in number of shares of the stockholders present in person or represented by proxy at such meeting and entitled to vote or the election of such director; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

     SECTION 12. VACANCIES. Any vacancy occurring on the Board of Directors as a result of resignation, removal or death may be filled by the affirmative vote of a majority of the remaining directors. A director elected to fill such a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing until the next election of directors by the stockholders.

     SECTION 13. COMPENSATION. The members of the Board of Directors and the members of either standing or special committees may be allowed such compensation as the Board of Directors may determine.

     SECTION 14. PRESUMPTION OF ASSENT. A director of the Bank who is present at a meeting of the Board of Directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the clerk of the Bank within five days after the date of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 15. HONORARY DIRECTORS. Persons who have served as a director of the Bank, including in its previous mutual form of organization, for ten (10) years or more may be continued as Honorary Directors and may, subject to applicable provisions of law, be elected for an indefinite term at any Annual Meeting or Special Meeting of the Stockholders, or until such a meeting of the Stockholders is held, may be elected by the Board of Directors. Such Honorary

Director (i) shall not be deemed to be an officer or member of the Board of Directors of the Bank; (ii) shall not receive compensation; (iii) shall not be required to attend meetings; (iv) shall not be authorized or required to perform any duties of a director; (v) shall not be entitled to vote; and (vi) shall not be included in determining the number of directors present or in determining a quorum.

     SECTION 16. COMMITTEES. The Board of Directors may elect committees and may delegate thereto some or all of its powers except those which by law, by the Charter, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time, subject to any applicable requirements of law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

     SECTION 17. EXECUTIVE COMMITTEE. The Board of Directors shall elect an Executive Committee of the Bank which shall have and may exercise those powers of the directors which may be lawfully delegated in the management and direction of the business and affairs of the Bank, and which are not otherwise provided for in these Bylaws. The Executive Committee shall elect a Chairperson and choose a Clerk who need not be a member of said Committee and the Clerk, or in his absence a Clerk Pro Tempore, shall keep a true record of all proceedings, which record shall always be open to inspection by any director. The Executive Committee shall recommend for presentation to and consideration by the directors: (i) an annual budget of income and expense from computations presented by the Chief Executive Officer which budget, if adopted, shall not be exceeded in total as to expenditures without approval of the directors; (ii) an annual budget of income and expense from computations presented by the Chief Executive Officer which budget, if adopted, shall not be exceeded in total as to expenditures without prior approval of the Executive Committee; (iii) annual salary review for the senior officers of the Bank; and (iv) such other budget or salary matters which may arise. The Executive Committee shall make a written report of its actions and recommendations to the directors for their approval.

     SECTION 18. AUDIT COMMITTEE. The directors shall annually, and in accordance with all applicable provisions of law, elect from their members an Audit Committee consisting of not less than three (3) directors, who shall not be operating officers of the Bank or members of the Executive Committee. Unless and until the Board of Directors otherwise directs, the Audit Committee shall be elected at the first meeting of the Board of Directors in each fiscal year. The Audit Committee may exercise the powers and shall perform the duties required by applicable provisions of law.

     At least once during each twelve (12) months following their election, the Audit Committee shall have an audit made of the Balance Sheet of the Bank and other such financial statements as it may prescribe. The audit shall be made by an independent Certified Public Accountant in accordance with generally accepted auditing standards. Within thirty (30) days of its election, the Audit Committee shall appoint such Certified Public Accountant and written notice thereof shall be given to the Commissioner of Banks by the Audit Committee. The Accountant shall report in writing to the Audit Committee the results of the audit. At the next meeting of the directors thereafter, the Audit Committee shall render a report which shall be read and signed by the Committee stating the nature, extent and results of the audit and whether it accepts the Accountant's report. The Audit Committee shall file with the Commissioner of Banks a copy of the Accountant's report within thirty (30) days after its receipt and maintain another copy with the records of the Bank.

     At least semi-annually, the Audit Committee shall report to the directors that they have reviewed the financial report of the Treasurer and, to the best of their knowledge and belief, that it presents fairly the Bank's financial position, results of operations and changes in surplus at the beginning of the period, the results of operations, income, expenses, interest on deposits, gains, losses and taxes for such period and surplus remaining at the end of the period. A copy of the Financial Report shall be signed by the Committee and filed with the records of the Bank. A quorum shall be a majority of the members of the Committee, except if their number constitutes an equal number then a quorum will be one-half (1/2) thereof.

     SECTION 19. NOMINATING COMMITTEE. The chairperson of the board shall appoint a nominating committee for selecting nominees for election as directors. Except in the case of a management nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Clerk at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Clerk of the Bank at least five days prior to the date of the annual meeting. Upon delivery such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least twenty days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 20. REPORT ON TRANSACTIONS. At intervals of not more than two months each, the treasurer or any other officer designated by the Board of Directors shall submit to a meeting of the Board of Directors a written report, over his signature, for the period running from the closing date of the last report to a date not more than eighteen days prior to the date of the meeting at which the report is submitted. Such report shall be filed with the records of the meeting and shall be retained for a period of six years from the date of the meeting; such report shall cover the transactions required by Chapter 172,
Section 16 of the Massachusetts General Laws.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 1. ENUMERATION. The officers of the Bank shall consist of a president, a treasurer, a clerk or secretary, and such other officers, including a chairperson of the board, one or more vice presidents and such other officers as the Board of Directors may determine as necessary for the management of the Bank.

     SECTION 2. ELECTION. The clerk or secretary shall be elected by the stockholders at their annual meeting or at a special meeting of the stockholders duly called for the purpose. The president shall be elected by and from the Board of Directors and shall be the chairperson thereof unless the board delegates a director in lieu of the president to be chairperson. The Board of Directors shall elect the treasurer and such other officers as may be required or permitted by law or these Bylaws. Other officers may be chosen by the Board of Directors at such first meeting of the Board of Directors or at any other meeting.

     SECTION 3. QUALIFICATION. No officer need be a stockholder. Any two offices may be held by any person. The clerk shall be a resident of the Commonwealth of Massachusetts unless the Bank has a resident agent appointed for the purpose of service of process. Any officer shall be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount as determined by the Board of Directors.

     SECTION 4. TENURE. Except as otherwise provided by law, by the Charter or by these Bylaws, the president and treasurer shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their respective successors are chosen and qualified. The clerk shall hold office until the next annual meeting of stockholders and until his or her successor is chosen and qualified. All other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his written resignation to the Bank at its main office addressed to the president, clerk and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may authorize the Bank to enter into an employment contract with any officer in accordance with governing law or regulation, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with section 5 of this
Article IV.

     SECTION 5. REMOVAL. The Board of Directors may remove any officer with or without cause by a vote of two-thirds of the entire number of directors then in office; provided, however, that such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the persons involved.

     SECTION 6. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 7. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of the directors. In the absence of the Chairman of the Board the President shall preside, and in the absence of the President a Vice President, who is a director, shall preside. In the absence of all the foregoing, a President Pro Tempore chosen by the directors shall preside.

     SECTION 8 CHIEF EXECUTIVE OFFICER. The chief executive officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Bank's business.

     SECTION 9 PRESIDENT AND VICE PRESIDENTS. The president shall have such powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the chief executive officer of the Bank. Any vice president shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. The designation "Vice President" shall include the titles of "Executive Vice President," "Senior Vice President," "Assistant Vice President," and "Associate Vice President."

     SECTION 10. TREASURER AND ASSISTANT TREASURERS. The treasurer shall, subject to the direction of the Board of Directors and the Executive Committee, have general charge of the financial affairs of the Bank and shall cause to be kept accurate books of account. He or she shall have custody of all funds, services and valuable documents of the Bank, except as the Board of Directors may otherwise provide. Any assistant treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate. The designation "Assistant Treasurer" shall include the titles of "Vice Treasurer," "Assistant Vice Treasurer," "Associate Treasurer," and "Associate Assistant Treasurer."

     SECTION 11. CLERK AND ASSISTANT CLERKS. The clerk shall keep a record of the meetings of stockholders and meetings of the Board of Directors. In the absence of the clerk from any meeting of stockholders, an assistant clerk if one be elected, otherwise a Clerk Pro Tempore designated by the person presiding at the meeting, shall perform the duties of the clerk.

     SECTION 12. OTHER POWERS AND DUTIES. Subject to these Bylaws, each officer of the Bank shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to, his office, and such duties and powers as may be designated from time to time by the Board of Directors.

                                   ARTICLE V
                                 CAPITAL STOCK

     SECTION 1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the Bank in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Bank. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the time of its issue.

     SECTION 2. TRANSFERS. Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Bank by the surrender to the Bank's transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the transfer agent may reasonably require.

     SECTION 3. RECORD HOLDERS. Except as may be otherwise required by law, by the Charter or by these Bylaws, the Bank shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, include the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Bank in accordance with the requirements of these Bylaws. It shall be the duty of each stockholder to notify the Bank of his post office address.

     SECTION 4. RECORD DATE. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Bank after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period. If no record date is fixed and the transfer books are not closed, (a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors-acts with respect thereto.

     SECTION 5. REPLACEMENT OF CERTIFICATES. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

     SECTION 6. ISSUANCE OF CAPITAL STOCK. The Board of Directors shall have the authority, subject to applicable law, to issue or reserve for issue from time to time the whole or any part of the capital stock of the Bank which may be authorized from time to time, to such persons or organizations, for such consideration whether cash, property, services or expenses, and on such terms as the Board of Directors may determine, including without limitation the granting of options, warrants, or conversion or other rights to subscribe to said capital stock.

     SECTION 7. DIVIDENDS. Subject to applicable law, the Charter and these Bylaws, the Board of Directors may from time to time declare, and the Bank may pay, dividends on the outstanding shares of its capital stock.

                                   ARTICLE VI
                                    DEPOSITS

     Deposits of any type permitted by law may be received by the Bank on such terms and subject to such limitations as are from time to time provided by law and the rules, regulations and Bylaws of the Bank, but any deposit may be refused by the Bank for any legal reason. Each depositor shall sign a statement signifying assent to the rules, regulations and Bylaws of the Bank then in force or as thereafter added or amended. All rules, regulations and Bylaws of the Bank and all additions and amendments thereto from time to time in effect shall be binding on all depositors and on all other persons dealing with the Bank whether or not such statement is signed.

                                  ARTICLE VII
                                  WITHDRAWALS

     SECTION 1. GENERAL PROVISIONS. Deposits and interest may be withdrawn only in accordance with law, rules, and regulations whether upon written order of the depositor or otherwise, and such payment shall discharge the liability of the Bank to all persons to the extent of such payment.

     SECTION 2. DEMAND. All authorized withdrawals may be made on demand except when notice of withdrawal or limitation of withdrawal is required by law, rules, regulations or agreement.

     SECTION 3. WITHDRAWALS TO DEPOSITORS AND OTHERS. Withdrawals by written orders, signed by the depositor requesting payment to himself or to one or more other persons, may be honored by the Bank and any such payment shall discharge the liability of the Bank to all persons to the extent of such payment.

     SECTION 4. INCONSISTENT DEPOSITS. No agreement with a depositor which is inconsistent with law, rules, regulations, or the Bylaws shall be valid.

     SECTION 5. DEPOSIT BOOKS. The deposit book (sometimes called "passbook") when issued, must be presented to the Bank when making withdrawals, but this provision shall not apply to payments made pursuant to dividend orders or other classes of accounts for which no deposit book shall have been issued or required under the authority of applicable law, rules, or regulations.

     SECTION 6. NOTICE ACCOUNT. All withdrawals are subject to the provisions of laws applicable at the time that a depositor may at any time be required to give written notice, not exceeding ninety (90) days, of his intention to withdraw the whole or any part of his deposit, or to apply for a loan on his deposit, or that in the event of a usual demand for withdrawals, the Commissioner of Banks, or the Executive Committee with the approval of the Commissioner, may require a depositor to give written notice, not exceeding six
(6) months, of this intention to withdraw.

     SECTION 7. PAYMENT ON BEHALF OF DECEASED DEPOSITORS. Deposits standing in the name of a deceased person or a minor may be paid to the surviving spouse or next of kin of a deceased depositor, or to either parent of a minor depositor, in other manners as prescribed by law.

                                  ARTICLE VIII
                                    INTEREST

     SECTION 1. PAYMENT. The Bank may pay interest on deposit accounts in accordance with applicable law. Rates of interest may vary based on the type of account or on the terms and conditions applicable to the account. The Bank by its Bylaws, may provide that fractional parts of a dollar shall not be included in principal in computing interest, and may provide that interest shall not be paid on deposits of less than ten dollars ($10.00).

     SECTION 2. PAYMENT DATE. Interest shall be payable on the last business day of each month and as recommended from time to time by the Executive Committee, subject to ratification by the Board of Directors.

                                   ARTICLE IX
                       CERTAIN OTHER OPERATING PROVISIONS

     SECTION 1. TRANSFER. Deposits or accounts may be transferred by the owner to one or more other persons, subject to applicable provisions of law, and a charge therefor may be imposed as the Board of Directors from time to time may prescribe, provided at such charge shall not exceed the maximum amount permitted by law. No transfer shall be valid as against the Bank until recorded on the books of the Bank.

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

     SECTION 2. INVESTMENTS AND LOANS. Funds of the Bank shall be loaned or invested in such manner, upon such terms and conditions, in such amounts and at such rates of interest, as from time to time may be authorized or approved by the Board of Directors or appropriate officers of the Bank in accordance with applicable provisions of law.

     SECTION 3. ATTORNEYS. The president may appoint one or more attorneys to examine titles to property offered as security for loans and to prepare papers of a legal nature required in connection therewith. The Board of Directors or the president may approve the appointment of the same or such other attorneys in general or special matters, as from time-to time the board or such officer may deem necessary or advisable.

     SECTION 4. EXECUTION OF INSTRUMENTS. All conveyances of real estates and all assignments, extensions, discharges and releases in whole or in part of mortgages, and all other instruments to which the Bank may be a party, shall be executed by the president, the treasurer or by such other officer or officers as from time to time may be authorized by the Board of Directors.

     SECTION 5. CHARGES ON OVERDUE PAYMENT. The Board of Directors shall fix the rate of charges to be imposed upon delinquent payments due the Bank within the limits prescribed by law and shall determine the circumstances under which and the periods in which such charges may be waived by the president, a vice president, the treasurer or other officer authorized by the Board of Directors.

     SECTION 6. BANKING HOURS. The Bank shall be open on such days and hours as the directors may direct and in accordance with laws, rules and regulations.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

     SECTION 1. FISCAL YEAR. Except as otherwise determined by the Board of Directors, the fiscal year of the Bank shall be the twelve months ending December 31 of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by the Board of Directors.

     SECTION 2. SEAL. The Board of Directors shall have power to adopt and alter the seal of the Bank.

     SECTION 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Bank in the ordinary course of its business without Board of Directors action may be executed on behalf of the Bank by the president, any vice president, the treasurer or any other officer, employee, or agent of the Bank as the Board of Directors may authorize.

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

     SECTION 4. STANDARD OF LIABILITY. A director shall not be held responsible or liable for any losses except such losses as may occur through his or her own willful misconduct or default, or such director's gross negligence.

     SECTION 5. INDEMNIFICATION. The Bank shall indemnify each director or officer of the Bank, and may (in the discretion of the Board of Directors) indemnify each non-officer employee, to the fullest extent now or hereafter permitted by law against all expenses (including attorneys' fees and disbursements), judgments, fees and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative in which he or she is or is threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the Bank or of a subsidiary of the Bank, or is or was a director, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Bank or by a subsidiary of the Bank, or is or was serving another enterprise in any such capacity at the written request of the Bank. To the extent authorized at any time by the Board of Directors of the Bank, the Bank may similarly indemnify other persons against liability incurred in any capacity, or arising out of any status, of the character described in the immediately preceding sentence. At the discretion of the Board of Directors, any Indemnification hereunder may include payment by the Bank of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section or applicable laws. In no event, however, shall the Bank indemnify any director, officer, or other person hereunder with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Bank. In the event that a proceeding is comprised or settled so as to impose any liability or obligation upon an officer or upon a non-officer employee, no indemnification shall be provided to said officer or to said non-officer employee with respect to a matter if this Bank has obtained an opinion of counsel that with respect to said matter said officer or said non-officer employee did not act in good faith in the reasonable belief that his action was in the best interests of the Bank.
The Bank may purchase and maintain insurance to protect itself and any present or former director, officer or other person against any liability of any character asserted against and incurred by the Bank or any such director, officer or other person in any capacity, or arising out of any status, whether or not the Bank would have the power to indemnify such person against such liability by law or under the provisions of this Section 5. The provisions of this Section 5 shall be applicable to persons who shall have ceased to be directors, officers or employees of the Bank, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnify hereunder. Nothing herein shall be deemed to limit the Bank's authority to indemnify any person pursuant to any contract or otherwise.

     SECTION 6. VOTING OF SECURITIES. Unless otherwise provided by the Board of Directors, the president, any vice president or the treasurer may waive notice of and act on behalf of the Bank, or appoint another person or persons to act as proxy or attorney in fact for the Bank with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Bank.

     SECTION 7. RESIDENT AGENT. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Bank. Said resident agent shall be either an individual who is a resident of and has a business address in Massachusetts or a corporation organized under the laws of any other state of the United States, which has qualified to do business in, and has an office in, Massachusetts.

     SECTION 8. BANK RECORDS. The original, or attested copies, of the Charter, Bylaws and records of all meetings of the directors or stockholders and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the main office of the Bank, or at an office of its transfer agent, clerk or resident agent.

     SECTION 9. CHARTER. All references in these Bylaws to the Charter shall be deemed to refer to the Charter of the Bank, as amended and in effect from time to time.

     SECTION 10. AMENDMENTS. These Bylaws may be altered, amended or repealed as provided in the Charter.

     SECTION 11. EFFECTIVE DATE. These Bylaws shall become effective on the date of the conversion of the Bank to a Massachusetts-chartered stock form savings bank.

                                   ARTICLE XI
                        CONVEYANCES, FORECLOSURES, ETC.

     SECTION 1. GENERAL AUTHORITY. The President, any Vice President, the Treasurer, and any Assistant Treasurer are authorized and empowered severally to execute, acknowledge, and deliver in the name and on behalf of the Bank, whenever authorized by the Executive Committee by general or specific vote, all deeds and conveyances of real estate, all assignments, extension, releases and discharges of mortgages, and all assignments and transfers of bonds and other securities; and in connection with any of the foregoing, said officers are authorized and empowered severally to release or assign the interest of the Bank in any policy of insurance held by it.

     SECTION 2. FORECLOSURES AND MORTGAGES. In the event of a breach of condition of any mortgage held by the Bank, the President, any Vice President, the Treasurer, and any Assistant Treasurer are authorized and empowered severally in the name and on behalf of the Bank, whenever authorized by the Executive Committee by general or specific vote, to make entry for the purpose of taking possession of the mortgaged property or of foreclosing such mortgage, and to perform any and all acts necessary or proper to consummate such foreclosure and effect the due execution of any power of sale contained in such mortgage, including the execution, acknowledgment and delivery of all deeds and instruments of conveyance to the purchaser and the execution of all affidavits and certificates required by law or deemed necessary by any such officers.

                                  ARTICLE XII
                             EMERGENCY PREPAREDNESS

     In order to provide for continuation of services and/or to minimize the period of interruption of services in the event of attack upon the United States, or in the event of fire, flood, hurricane, or damage from civil disturbances and/or other disasters, the Chief Executive Officer, with the approval of the Executive Committee, shall establish, maintain, and update the Emergency Preparedness Plan.

                                  ARTICLE XIII
                     ELECTRONIC BRANCHES AND FUNDS TRANSFER

     Electronic branches and funds transfer procedures, in accordance with provisions of Massachusetts General Laws, Chapter 167B, and subject to all applicable rules and regulations, may be established by the Bank from time to time subject to the approval of the Board of Directors.

















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